                                                                     Exhibit 4.2


                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), effective as of December 24, 1998, by and among WavePhore, Inc., an Indiana corporation (the "Company"), and Castle Creek Technology Partners LLC (the "Purchaser").

         The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement"), to issue and sell to Purchaser (i) shares (the "Funded Shares") of the Company's common stock (the "Common Stock") and (ii) the First Warrant and the Second Warrant (with respect to the Second Warrant, if any) (each as defined in the Securities Purchase Agreement) (each, a "Warrant" and, when taken together with all of the warrants issuable under the Securities Purchase Agreement, the "Warrants"). In order to induce Purchaser to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities laws. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

         In consideration of Purchaser entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the meanings specified:

                  (a) "First Closing", "Second Closing", and "Closing" shall have the meanings specified in the Securities Purchase Agreement;

                  (b) "Registration Deadline" means, with respect to the First Registration Statement (as herein defined), April 1, 1999, and with respect to the Second Registration Statement (as herein defined), the date ninety (90) days after the Second Closing;

                  (c) "Holder" means any person owning or having the right to acquire through exercise of the Warrants, Funded Shares or Warrant Shares, specifically the initial Purchaser and any permitted assignee or successor thereof;

                  (d) "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act ("Rule 415") or any successor rule providing for the offering of securities on a continuous basis ("Registration Statement"), and the declaration or ordering of effectiveness of the Registration Statement by the Securities and Exchange

Commission (the "Commission"); and

                  (e) "Registrable Securities" means the Funded Shares and the Warrant Shares and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Funded Shares or the Warrant Shares;

                  (f) "First Registration Statement" means that Registration Statement required to be filed by the Company under clause (a)(1) of Section 2 hereof;

                  (g) "Second Registration Statement" means that Registration Statement required to be filed by the Company under clause (a)(2) of Section 2 hereof.

         2.       MANDATORY REGISTRATION.

            (a)(1) First Registration Statement. On or before January 15, 1999, the Company shall use all commercial efforts to prepare and file a Registration Statement on Form S-3 (or, if Form S-3 is not available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities issued or issuable pursuant to the First Closing, subject to the consent of Purchaser, which consent will not be unreasonably withheld) as a "shelf" registration statement under Rule 415 covering the resale of at least the number of shares of Registrable Securities consisting of (i) the Funded Shares issued pursuant to the First Closing and (ii) the Warrant Shares issuable upon exercise in full of the Warrant issued pursuant to the First Closing. The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of Common Stock as may be required to effect exercise of such Warrant in full to prevent dilution resulting from stock splits, stock dividends or similar events.

                  (2) Second Registration Statement. On or before twelve (12) business days after the date of the Second Closing (if any), the Company shall use all commercial efforts to prepare and file a Registration Statement on Form S-3 (or, if Form S-3 is not available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities issued or issuable pursuant to such Second Closing, subject to the consent of Purchaser, which consent will not be unreasonably withheld) as a "shelf" registration statement under Rule 415 covering the resale of at least the number of shares of Registrable Securities consisting of (i) the Funded Shares issued pursuant to such Second Closing and (ii) the Warrant Shares issuable upon exercise in full of the Warrant issued pursuant to such Second Closing. The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of Common Stock as may be required to effect exercise of such Warrant in full to prevent dilution resulting from stock splits, stock dividends or similar events.

         (b) The Company shall (a) use all commercial efforts to cause each Registration Statement to become effective as soon as practicable following the filing thereof, (b) cause each

Registration Statement to become effective no later than the applicable Registration Deadline, and (c) maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities have been sold pursuant to the Registration Statements and (ii) the date on which all of the remaining Registrable Securities (in the reasonable opinion of counsel to Purchaser) may be immediately sold to the public without registration and without regard to the amount of Registrable Securities which may be sold by a Holder thereof at a given time (the "Registration Period").

         (c) With respect to each Registration Statement, if (A) the Registration Statement is not declared effective by the Commission on or before the applicable Registration Deadline (or, in the case that the Company receives comments from the Commission or the staff of the Commission concerning the Registration Statement, on or before the thirtieth (30th) day after the applicable Registration Deadline), (B) after the Registration Statement has been declared effective by the Commission, sales of Registrable Securities registered thereunder cannot be made by a Holder under such Registration Statement for any reason not within the exclusive control of such Holder (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k) under the Securities Act), (C) the Common Stock is not included for quotation on the Nasdaq National Market ("Nasdaq") or listed on the New York Stock Exchange or other national securities exchange at any time after the Registration Deadline, the Company shall pay to such Holder an amount equal to the lesser of (x) (I)for the first month, one percent (1%) per month, (II) for the second month, one and one-half percent (1.5%) per month, and (III) for each month after the second month, two percent (2%) per month and (y) the highest annual interest rate permitted by applicable law divided by 12, times the aggregate purchase price of the Funded Shares and the Warrants held by such Holder, accruing daily and compounded monthly, from the applicable Registration Deadline or, where the Registration Statement has become effective, from the date on which the Registration Statement lapses or is otherwise unavailable, until the date on which the Registration Statement is declared effective or becomes available for sales of Registrable Securities, as the case may be. For purposes hereof, the Registration Statement shall not be deemed to be unavailable during any period, not to exceed an aggregate of thirty (30) days for all such periods, with respect to which the Board of Directors of the Corporation determines in good faith (A) that an amendment or supplement to the Registration Statement or prospectus contained therein is necessary in order to correct a material misstatement made therein or to include information the absence of which would render the Registration Statement or such prospectus materially misleading and
(B) that the disclosure of such information at such time would be detrimental to the business or prospects of the Company. The amounts paid or payable by the Company hereunder shall be in addition to any other remedies available to Purchaser at law or in equity or pursuant to the terms of any other Transaction Document. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, payments shall be made at the end of each thirty-day period.


         3.       PIGGYBACK REGISTRATION.

         If at any time prior to the expiration of the applicable Registration Period, (i) the

Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or employee stock award or a registration on Form S-4 under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, a business combination involving an exchange of securities or an exchange offer for securities of the issuer or another entity) (a "Proposed Registration") and (ii) a registration statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders, the Company shall, at such time, promptly give each Holder written notice of such Proposed Registration. Each Holder shall have thirty (30) days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Holder intends to sell and such Holder's intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Holder. If, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distributions, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which each Holder has requested inclusion hereunder as such underwriter(s) shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in the Registration Statement, in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement.

         4.       OBLIGATIONS OF THE COMPANY.

         In addition to performing its obligations hereunder, including pursuant to paragraphs 2(a) and 2(b) above, the Company shall:

                  (a) prepare and file with the Commission such amendments and supplements to the Registration Statement(s) referred to in Section 2(a) hereof and the prospectus used in connection with such Registration Statement(s) as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement(s) during the applicable Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder's intended method of distribution;

                  (b) in the event that the number of shares available under any Registration Statement filed by the Company hereunder is insufficient during any period of three consecutive trading days to cover all of the Registrable Securities then issued or issuable, the Company shall promptly amend such Registration Statement, or file a new Registration Statement, or both, so as to cover all of such Registrable Securities, in any event as soon as practicable, but not later than the tenth business day following the last day of such three day period. Any Registration Statement filed pursuant to this Section 4 shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrants in full. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in Section 2(c) above;

                  (c) secure the designation and quotation of the Registrable Securities on the Nasdaq National Market or the listing thereof on the New York Stock Exchange or other national securities exchange;

                  (d) furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder's Registrable Securities and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment or is otherwise confidential);

                  (e) use all commercially reasonable efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

                  (f) in the event of an underwritten public offering of the Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

                  (g) notify each Holder immediately upon the occurrence of any event as a result of which the prospectus included in any Registration Statement filed by the Company hereunder, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (h) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of any Registration Statement filed by the Company hereunder and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

                  (i) furnish to each Holder, on the date that any Registration Statement filed by the Company hereunder becomes effective, (x) an opinion, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Holder) addressed to such Holder, regarding the effectiveness of such Registration Statement and the absence of any stop order, and (y) in the case of an underwriting, (A) an opinion, dated such date, of such outside counsel, in form and substance as is customarily given to underwriters in an underwritten public offering, and (B) a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Holder;

                  (j) provide each Holder and its representatives the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part;

                  (k) permit counsel for each Holder (at such Holder's expense) to review any Registration Statement filed by the Company hereunder and all amendments and supplements thereto a reasonable period of time prior to the filing thereof with the Commission; and

                  (l) respond to each item of correspondence from the SEC or the staff of the SEC relating to any Registration Statement filed by the Company hereunder as soon as practicable.

         5.       OBLIGATIONS OF EACH HOLDER.

                  In connection with the registration of the Registrable Securities pursuant to the Registration Statement, each Holder shall:

                  (a) furnish to the Company such information regarding itself and the intended method of disposition of Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

                  (b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph 4(h), immediately discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until withdrawal of the stop order referred to in paragraph 4(h); and

                  (c) in the event of an underwritten offering of the Registrable Securities, enter into a customary and reasonable underwriting agreement and execute such other documents as the managing underwriter for such offering may reasonably request.

         6.       INDEMNIFICATION.

         In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "Losses"), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement filed by the Company hereunder, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person for any legal or other expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon and in conformity with written information furnished by such person expressly for use in such Registration Statement; and provided, further, that the Company shall not be required to indemnify any person to the extent that any Loss results from such person selling Registrable Securities (i) to a person to whom there was not sent or given, at or prior to the written confirmation of the sale of such shares, a copy of the prospectus, as most recently amended or supplemented, if the Company has previously furnished or made available copies thereof or (ii) during any period following written notice by the Company to such Holder of an event described in Section 4(g) or 4(h).

                  (b) To the extent permitted by law, each Holder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon and in conformity with written information furnished by such Holder expressly for use in any Registration Statement filed by the Company hereunder; and such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 6(b) exceed the net purchase price of securities sold by such Holder under such Registration Statement.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net purchase price of securities sold by it under the applicable Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The obligations of the Company and each Holder under this
Section 6 shall survive the exercise of the Warrant and the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

         7.       REPORTS.

         With a view to making available to each Holder the benefits of Rule 144 under the Securities Act ("Rule 144") and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                  (c) furnish to such Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

         8.       MISCELLANEOUS.

         (a) Expenses of Registration. All expenses, other than underwriting discounts and commissions and fees and expenses of counsel to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 4(i) hereof, shall be borne by the Company.

         (b) Amendment; Waiver. Any provision of this Agreement may be amended only pursuant to a written instrument executed by the Company, the Purchaser
(for so long as Purchaser owns any Registrable Securities) and holders of two-thirds (2/3) of the outstanding Registrable Securities (including the Purchaser if Purchaser owns any Registrable Securities). Any waiver of the provisions of this Agreement may be made only pursuant to a written instrument executed by the party against whom enforcement is sought. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

         (c) Notices. Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to an overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

         If to the Company:

         WavePhore Inc.
         3311 N. 44th Street
         Phoenix, Arizona 85018
         Attn: David E. Deeds (with a copy to the General Counsel)
         Fax:  602-952-5517

and if to any Holder, to such address as shall be designated by such Holder in writing to the Company.

         (d) Termination. This Agreement shall terminate on the earlier to occur of (a) the end of the final Registration Period (b) the date on which all of the Registrable Securities have been publicly distributed; and (c) the date the Holders can sell all of the Registrable Securities under Rule 144(k) under the Securities Act (or a successor rule), without regard to any amount limitations, but any such termination shall be without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination and (ii) the indemnification and contribution obligations under this Agreement.

         (e) Rights of Transferees. Any permitted transferee of any Funded Shares, Warrants or Registrable Securities shall obtain rights as a Holder as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement or the Warrant, as the case may be.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

WAVEPHORE, INC.


By:      /s/ Kenneth D. Swenson
         ------------------------
         Name: Kenneth D. Swenson
         Title: Executive Vice President and CFO


CASTLE CREEK TECHNOLOGY PARTNERS LLC

By:      CASTLE CREEK PARTNERS LLC
Its:     Managing Member

By:      /s/ Fred Goldman
         --------------------------
         Name:    Fred Goldman
         Title:   Authorized Individual